PROMISSORY NOTE


     DATED this 29th day of December, 2005.

     For valuable consideration, the sufficiency and receipt of which are hereby acknowledged, MEMORIAL INSURANCE COMPANY OF AMERICA, an Arkansas domiciled insurance company (the "Maker"), hereby promises to pay to the order of SECURITY NATIONAL LIFE INSURANCE COMPANY, a Utah domiciled insurance company (the "Payee"), at 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123, or, at the Payee's option, at such other place as may be designated in writing from time to time by the Payee, the sum of Thirty Million Ninety-one Thousand Dollars ($30,091,000), together with interest thereon as hereinafter provided, in cash or in assets of the Company to be transferred to the Payee as determined by the Payee in its sole discretion to be acceptable as payment on the Note.

     Interest on the loan shall be charged on the unpaid principal of the loan at a rate equal to six percent (6%) per annum, computed on the basis of a 365 day year until the loan shall have been paid in full.

     Principal and accrued interest shall be due and payable on or before thirty
(30) days from the date of Note.

     The Maker may prepay all or any portion of the principal balance of the Note at any time, and from time to time, without penalty. All payments made under this Note shall be applied first toward the reduction of accrued and unpaid interest and then toward the reduction of the unpaid principal hereof.

     This Note is secured by a Security Agreement of even date herewith executed by the Maker.

     The Maker shall be in default under this Note if the Maker shall (a) fail to make payment due hereunder when the same shall be due and payable, (b) file a petition seeking to be adjudged bankrupt, (c) make a general assignment for the benefit of creditors, (d) suffer the appointment of a receiver, (e) be found to have made any misrepresentation to the Payee, whether or not any such misrepresentation resulted in the making of this Note, (f) fail to comply with any other agreement related to or contemplated in connection with the execution of this Note, or (g) become insolvent, and, in the Payee's sole discretion, any such occurrence of default shall not be cured within ten (10) days thereof.

     Upon default hereunder, at the option of the Payee, the Payee will, in addition to the remedies set forth herein, be entitled to exercise all legal and equitable remedies available to the holder of a full recourse obligation, including seeking payment from all of the assets of the Maker. No agreement has been made, or will be made, which limits the Payee's right to proceed for payment against any or all of the Maker's assets. Upon default hereunder, the Maker immediately shall pay the Payee, on demand, any and all expenses reasonably incurred in relation hereto, including reasonable attorney's fees incurred or paid by the Payee in protecting or enforcing its rights hereunder.

     This Note, in whole or in part, may be extended from time to time with the written consent of the Payee, without in any manner affecting the liability of the Maker. Any consent of the Payee hereunder (written or otherwise), acceptance of any payment due and payable under this Note other than in accordance with the terms and provisions hereof, or any failure of the Payee to exercise any rights under this Note or to specifically enforce the terms and provisions hereof shall not be deemed or constitute a waiver of any rights or remedies to which the Payee is entitled to under this Note or otherwise.

     If any covenant or other provision of the Note is invalid, illegal, or incapable of being enforced, by reason of any rule of law or public policy, all other covenants and provisions of the Note shall nevertheless remain in full force and effect, and no covenant or provision shall be deemed dependent upon any other covenant or provision.

     This Note has been executed as of the date first above written in conformity with, and shall be construed under and governed by, the laws of the State of Arkansas.

                             MAKER:

                             MEMORIAL INSURANCE COMPANY OF AMERICA


                             By: /s/ Larry N. Perrin
                                 -------------------
                             Its:  Treasurer
                                   ---------
ATTEST:

 /s/ Bryan W. Duke
Its: Attorney

                             SECURITY NATIONAL LIFE INSURANCE COMPANY



                             By: /s/ Scott M. Quist
                                 ------------------
                             Its:  President
                                   ---------
ATTEST:

 /s/ Stephen M. Sill
Its: Chief Financial Officer